CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of SiriusPoint Ltd. of our report dated February 25, 2021 relating to the financial statements, which appears in SiriusPoint Ltd.'s Current Report on Form 8-K dated May 7, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 7, 2021